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                                                                   EXHIBIT  4.8


                  SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT

                 This Second Amendment to Revolving Loan Agreement (this "Second Amendment") is made and entered into as of the 30th day of June, 1997, by and among AMERICAN RESIDENTIAL SERVICES, INC., a Delaware corporation ("Borrower"), NATIONSBANK OF TEXAS, N.A., as Agent and Issuing Lender under the hereinafter defined Loan Agreement, and those Lenders under that Loan Agreement which have executed and delivered this Second Amendment.

                              W I T N E S S E T H

                 WHEREAS, pursuant to that certain Revolving Loan Agreement (as heretofore amended, the "Loan Agreement") dated March 3, 1997, among Borrower, NationsBank of Texas, N.A., as Agent and Issuing Lender, and the other entities designated therein as Lenders, Lenders and Issuing Lender agreed to make loans and other extensions of credit to Borrower upon the terms and conditions therein contained; and

                 WHEREAS, pursuant to that certain First Amendment to Revolving Loan Agreement dated as of March 24, 1997, the parties hereto modified and amended certain terms and provisions of the Loan Agreement; and

                 WHEREAS, the parties hereto desire to further modify and amend certain terms and provisions of the Loan Agreement.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Loan Agreement. The Loan Agreement is modified and amended as follows:

        1.1      Subparagraph (d) of the definition of "Acquisition
Criteria" in Article I of the Loan Agreement is deleted in its entirety and the following is substituted in place thereof:

                 (d) if the Acquisition Consideration to be paid is not Approved Consideration, the sum of (i) the amount of the Acquisition Consideration to be paid, plus (ii) the total amount of Acquisition Consideration (other than Approved Consideration) paid by Borrower, directly or indirectly through its Subsidiaries, for other Acquired Businesses (and their respective Subsidiaries)






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        during the shorter of (x) the period commencing on July 1, 1997, through the Acquisition Date of that Acquired Business, or (y) the 12-month period preceding the Acquisition Date of that Acquired Business, does not exceed the Maximum Permitted Consideration (for purposes of clause (ii), Acquisition Consideration shall be adjusted to reflect amounts actually paid by Borrower under any contingent earn-out or other contingent obligations).

        1.2 The definition of "Consolidated Funded Debt" in Article I of the Loan Agreement is deleted in its entirety and the following is substituted in place thereof:

        "Consolidated Funded Debt" means, as of any date, all interest-bearing Debt of Borrower and its Subsidiaries which is evidenced by promissory notes, loan agreements, bonds or similar instruments, as such amount is required to be shown on Borrower's consolidated balance sheet as of that date prepared in accordance with GAAP (including, without limitation, all Capitalized Lease Obligations and all Approved Subordinated Debt, other than Approved Convertible Subordinated Notes and Approved Seller Subordinated Debt).

        1.3 The following terms and the definitions assigned to such terms are added to and made a part of Article I of the Loan Agreement:

        "Approved Seller Subordinated Debt" shall mean the convertible subordinated notes, up to a maximum aggregate face amount of $25,000,000.00, issued from time to time by Borrower pursuant to the Shelf Indenture, as supplemented from time to time.

        "Maximum Permitted Consideration" shall mean the greater of (a) $50,000,000.00, or (b) an amount equal to twenty percent (20%) of Borrower's total assets (determined quarterly as of the end of each fiscal quarter of Borrower based upon the total assets of Borrower as reported in Borrower's filed 10Q or Form 10K report for that fiscal period, provided that adjustments to clause (b) shall be effective upon the date of the filing of such report).

        "Shelf Indenture" shall mean the Indenture dated a date in July 1997, between Borrower and U.S. Trust Company of




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        Texas, N.A., as Trustee, as filed by Borrower with the Securities and
        Exchange Commission, pursuant to which Borrower intends to issue from time to time in series convertible subordinated notes, each being payable prior to maturity in semi-annual payments of interest only, having a maturity of a date on or after April 15, 2004, and with a redemption right on or after April 20, 2000, as amended, modified, or supplemented from time to time to the extent permitted by this Agreement.

    2. Modification Fee. As independent consideration for entering into this Second Amendment, contemporaneously with the execution and delivery of this Second Amendment by the requisite parties hereto, Borrower shall pay to Agent a modification fee equal to $15,000.00 for the account of those Lenders which are signatories to this Second Amendment (which shall be divided equally among such Lenders). Those Lenders which are signatories to this Second Amendment constitute not less than the Required Lenders for the purpose of modifying and amending the Loan Agreement in accordance with the terms of this Second Amendment.

    3. Approval of Subordinated Debt. The issuance of Approved Seller Subordinated Debt is approved, and when issued, will constitute Approved Subordinated Debt under the Loan Agreement, if and to the extent the series pursuant to which such debt is issued does not modify the subordination provisions in the Shelf Indenture and does not change the maturity date to a date earlier than April 15, 2004.

    4. Status of Indebtedness. Borrower acknowledges that the indebtedness outstanding under the respective Notes on the date hereof is not subject to any offsets, deductions, credits, charges, or claims of whatsoever kind or character.

    5. Defined Terms. Words and terms used herein which are defined in the Loan Agreement are used herein as defined therein, except as specifically modified by the terms of this Second Amendment.

    6. Representations and Warranties. The representations and warranties made by Borrower in Article V of the Loan Agreement are true and correct in all material respects as of the date of this Second Amendment, except for those representations and warranties that are limited by the terms thereof to a specific date.

    7.  Miscellaneous.

        7.1 Preservation of the Loan Agreement. Except as specifically amended and modified by the terms of this Second Amendment, all of the terms,





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provisions, covenants, warranties, and agreements contained in the Loan
Agreement and in the other Loan Documents shall remain in full force and effect.

        7.2 Counterparts. This Second Amendment may be executed in two or more counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

        7.3 NO ORAL AGREEMENTS. THE LOAN AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

                                AMERICAN RESIDENTIAL SERVICES,
                                INC., a Delaware corporation

                                By:
                                   --------------------------
                                        John D. Held,
                                        Senior Vice President
                                AGENT:
                                -----

                                NATIONSBANK OF TEXAS, N.A., a
                                national banking association, as
                                Agent for Lenders


                                By:
                                   --------------------------
                                        Albert Welch
                                        Vice President

                                ISSUING LENDER:
                                --------------




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                                NATIONSBANK OF TEXAS, N.A.,
                                a national banking association



                                By:
                                   -------------------------
                                        Albert Welch
                                        Vice President
                                LENDERS:
                                -------

                                NATIONSBANK OF TEXAS, N.A.,
                                a national banking association

                                By:  ________________________
                                        Albert Welch,
                                        Vice President

                                NATIONAL CITY BANK OF KENTUCKY

                                By: __________________________
                                        Donald R. Pullen, Jr.,
                                        Vice President

                                BANQUE PARIBAS

                                By:  _________________________
                                        Scott Clingan,
                                        Vice President

                                By:  __________________________
                                Name:  ________________________
                                Title: ________________________

                                THE FUJI BANK LIMITED, Houston Agency

                                By:  __________________________
                                        Greg Parten,
                                        Vice President


                                GUARANTY FEDERAL BANK, F.S.B.

                                By:  ___________________________
                                        Mark Wayne,
                                        Vice President





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                                SUMITOMO BANK, LTD.

                                By: _____________________________
                                        John O'Neill,
                                        Vice President

                                By: _____________________________
                                Name: ___________________________
                                Title: __________________________

By their execution hereof, the undersigned
Subsidiaries of Borrower, guarantors of the Obligations, acknowledge and agree to this Second Amendment:

AIR CONTROL HEATING AND AIR CONDITIONING, INC., a California corporation


A.K. LANDAN, INC., a California corporation


AMERICAN MECHANICAL SERVICES COMPANY, L.L.C., a
Delaware limited liability company


AMERICAN MECHANICAL SERVICES OF ARIZONA, INC., a Arizona corporation


AMERICAN MECHANICAL SERVICES OF CALIFORNIA, INC., a California corporation


AMERICAN MECHANICAL SERVICES OF COLORADO, INC., a Colorado corporation

By:________________________________
        JOHN D. HELD
        Vice President





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AMERICAN MECHANICAL SERVICES OF INDIANA, INC.,
an Indiana corporation


AMERICAN MECHANICAL SERVICES OF SACRAMENTO, INC., a California corporation


AMERICAN MECHANICAL SERVICES OF TEXAS, INC., a Delaware corporation


AMS AMERICAN MECHANICAL SERVICES OF MARYLAND, INC., a Maryland corporation


AMERICAN RESIDENTIAL SERVICES OF COLORADO, INC., a Colorado corporation


AMERICAN RESIDENTIAL SERVICES OF MICHIGAN, INC., a Michigan corporation


AMERICAN RESIDENTIAL SERVICES OF NEBRASKA, INC., a Nebraska corporation


AMERICAN RESIDENTIAL SERVICES OF NEVADA, INC., a Nevada corporation


AMERICAN RESIDENTIAL SERVICES OF OKLAHOMA, INC., an Oklahoma corporation


AMERICAN RESIDENTIAL SERVICES OF PENNSYLVANIA, INC., a Pennsylvania corporation

By:________________________________
            JOHN D. HELD
            Vice President





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AMERICAN RESIDENTIAL SERVICES OF VIRGINIA, INC.
a Virginia corporation


ARS ENERGY SERVICES COMPANY, a
Delaware corporation


ARS RESIDENTIAL HOLDING COMPANY, a
Delaware corporation


ARS RESIDENTIAL MANAGEMENT
COMPANY, a Delaware corporation


ARS AMERICAN RESIDENTIAL SERVICES OF TEXAS,
INC., a Delaware corporation


ADCOT, INC. (d/b/a A-ABC Appliances, a
Texas corporation


AMERICAN RESIDENTIAL SERVICES OF SOUTH
CAROLINA, INC., a South Carolina corporation


CAPE FEAR HEATING & AIR CONDITIONING
OF WILMINGTON, INC., a North Carolina
corporation


DOC PLUMBING, INC., a South Carolina
corporation


AMERICAN RESIDENTIAL SERVICES OF FLORIDA,
INC., a Florida corporation

By:________________________________
             JOHN D. HELD
             Vice President





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GENERAL HEATING & AIR CONDITIONING
COMPANY, INC., a Delaware corporation


GOLDEN TRIANGLE MECHANICAL, INC., a
South Carolina corporation


GODBY ACQUISITION, INC., an Indiana
corporation


GODBY BROTHERS, INC.,
a Delaware corporation


GODBY BROTHERS LLC,
a Delaware limited liability company


HESSION PLUMBING COMPANY, INC., an
Indiana corporation


ILLINOIS HEATING & AIR CONDITIONING,
INC., an Illinois corporation


KEENAN MECHANICAL SERVICES, INC., a
Virginia corporation


KIRBY HEATING & AIR, INC., a South Carolina corporation


KORTE ELECTRIC, INC., a Delaware
corporation

By:________________________________
            JOHN D. HELD
            Vice President





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LARRY TEAGUE & SONS PLUMBING, INC., a Florida
corporation


MAIO MARKETING SYSTEMS, INC., a
California corporation


MAIO PLUMBING, HEATING & AIR, INC., a
California corporation


MCCANNICS, INC., a Delaware corporation


AMERICAN RESIDENTIAL SERVICES OF INDIANA,
INC., an Indiana corporation


AMERICAN RESIDENTIAL SERVICES OF NORTH
CAROLINA, INC., a North Carolina corporation


AMERICAN RESIDENTIAL SERVICES OF ILLINOIS,
INC., an Illinois corporation


PRO-FORMANCE, INC., a California corporation


R.F. MASTERS, INC., a South Carolina
corporation


ROOTER EXPRESS SERVICE, INC., a South
Carolina corporation

By:________________________________
           JOHN D. HELD
           Vice President





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SAGAMORE HEATING & COOLING, INC., an
Indiana corporation


SASSO AIR CONDITIONING, INC., a Delaware corporation


SERVICE ENTERPRISE HOLDINGS, LLC, a
Texas limited liability company


SERVICE ENTERPRISES - HOUSTON, INC.
(d/b/a Crown Services), a Delaware
corporation


ARS AMERICAN RESIDENTIAL SERVICES OF
CALIFORNIA, INC., a California corporation


TED'S PLUMBING, INC., a Florida corporation


TRADEMARK ENTERPRISES, INC., a Delaware
corporation


USA HEATING & AIR CONDITIONING, INC., a
Delaware corporation


WEST HOUSTON SERVICES, INC., a Delaware
corporation


By:________________________________
            JOHN D. HELD
            Vice President





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